EXHIBIT 10.25

PURCHASE AGREEMENT

PURCHASE AGREEMENT dated as of June 5, 2000, among 454 Corporation, a Delaware corporation (the “Company”), CuraGen Corporation (“CuraGen”) and the several purchasers named in the attached Schedule 1 and Schedule 1-A (individually a “Purchaser” and collectively the “Purchasers”).

WHEREAS, (A) the Company and CuraGen wish to issue and sell to certain of the Purchasers up to an aggregate of 2,500,00 Units (the “Units”), each consisting of (i) one share of the Company’s authorized but unissued Series B Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), and (ii) a warrant (the “Warrant”) to purchase 0.375 of a share of CuraGen’s authorized but unissued Common Stock, $0.01 par value per share (the “CuraGen Common Stock,” and the shares of CuraGen Common Stock issuable upon exercise of the Warrants shall be referred to as the “CuraGen Conversion Shares”), subject to adjustment in certain circumstances, and (B) the Company wishes to issue and sell to certain of the Purchasers up to an aggregate of 1,500,00 shares of the Series B Preferred Stock; and

WHEREAS, the Purchasers, severally, wish to purchase the Series B Preferred Stock and Warrants on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

§1. THE UNITS AND THE SERIES B PREFERRED STOCK

§1.01. Issuance, Sale and Delivery of the Units and the Series B Preferred Stock. Subject to the terms and conditions hereinafter set forth, (A) the Company and CuraGen hereby agree to issue and sell to the Purchasers listed on Schedule 1, and each such Purchaser hereby agrees to purchase from the Company and CuraGen, the number of Units set forth opposite the name of such Purchaser under the heading “Number of Units to be Purchased” on Schedule 1, at the purchase price of $10.00 per Unit, and (B) the Company hereby agrees to issue and sell to each Purchaser listed on Schedule 1-A, and each such Purchaser hereby agrees to purchase from the Company, the number of shares of Series B Preferred Stock (and no Warrants) set forth opposite the name of such Purchaser under the heading “Shares of 454 Corporation Series B Preferred Stock to be Purchased” on Schedule 1-A, at the purchase price of $5.00 per share.

§1.02. Closing. The closing shall take place, with executed documents transmitted via telecopier on June 6, 2000, or at such other date and time as may be agreed upon among the Purchasers, the Company and CuraGen (such closing being called the “Closing” and such date and time being called the “Closing Date”). At the Closing, (i) the Company shall issue and deliver to each Purchaser a stock certificate or certificates, and (ii) CuraGen shall issue and deliver to a Warrant to each Purchaser purchasing a Unit, both in definitive form, registered in the name of such Purchaser, representing (a) with respect to Purchasers purchasing Units, the number of shares of Series B Preferred Stock and Warrants set forth opposite the name of such Purchaser under the headings “Shares of 454 Corporation Series B Preferred Stock to be Issued” and “Curagen Warrants to be Issued,” respectively on Schedule 1, and (b) with respect to Purchasers purchasing only Series B Preferred Stock, the number of shares of Series B Preferred

Stock set forth opposite the name of such Purchaser under the headings “Shares of 454 Corporation Series B Preferred Stock to be Purchased” on Schedule 1-A.

§1.03. Payment of Purchase Price. (A) As payment in full for the Units being purchased by it at the Closing, and against delivery of the stock certificates and Warrants therefor as aforesaid, on the Closing Date for such Closing each Purchaser listed on Schedule 1 (i) shall deliver to the Company an amount equal to $5.00 for each Unit being purchased by such Purchaser at such Closing; and (ii) shall deliver to CuraGen an amount equal to $5.00 for each Unit being purchased by such Purchaser at such Closing.

(B) As payment in full for the Series B Preferred Stock being purchased by it at the Closing, and against delivery of the stock certificates therefor as aforesaid, on the Closing Date for such Closing each Purchaser listed on Schedule 1-A shall deliver to the Company an amount equal to $5.00 for each share of Series B Preferred Stock being purchased by such Purchaser at such Closing.

(C) The such payments in Sections 1.03(A) and (B) to the Company and CuraGen shall be referred to collectively as the “Purchase Price”. Payment of the Purchase Price shall be made by wire transfer in immediately available funds to the respective accounts of the Company and CuraGen.

§2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedules attached hereto:

§2.01. Organization, Qualification and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly licensed or qualified in each jurisdiction in which the nature of the business transacted by it requires such licensing or qualification, unless the failure to so qualify does not have a material adverse effect on the business operations or financial condition of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the Registration Rights Agreement to be dated as of the Closing Date by and among the Company and the other parties thereto, the Software License Agreement to be dated as of the Closing Date by and between the Company and CuraGen, the Beta Test Site Agreement to be dated as of the Closing Date by and between the Company and CuraGen, the Technology Transfer and License Agreement to be dated as of the Closing Date by and between the Company and CuraGen, and the Facilities and Services Agreement to be dated as of the Closing Date by and between the Company and CuraGen, (collectively, the “Investor Agreements”), and, upon the due filing of the Charter (defined below), to issue, sell and deliver the Series B Preferred Stock and to issue and deliver the shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”) issuable upon conversion of the Series B Preferred Stock (the “Conversion Shares”).

§2.02. Authorization of Agreements, etc.

(a) The execution and delivery by the Company of this Agreement and the Investor Agreements, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Series B Preferred Stock and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended by the Restated Certificate of Incorporation in the form attached hereto as Exhibit A (as so amended, the “Charter”), or the By-laws of the Company, or any provision of any indenture, agreement or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries, except as provided in the Facilities and Services Agreement dated the date hereof by and between the Company and CuraGen.

(b) Upon the filing of the Charter, the Series B Preferred Stock will have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series B Preferred Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances. Upon the filing of the Charter, the Conversion Shares will have been duly reserved for issuance upon conversion of the Series B Preferred Stock and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances. Neither the issuance, sale or delivery of the Series B Preferred Stock nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

(c) Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Investor Agreements, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company and of the other parties thereto, enforceable in accordance with their respective terms.

(d) Authorized Capital Stock. Upon the filing of the Charter the authorized capital stock of the Company shall consist of (i) 15,000,000 shares of Preferred Stock, $0.01 par value (the “Preferred Stock”), of which (a) 6,000,000 shares have been designated Series A Preferred Stock and will be issued and outstanding upon the closing of this Purchase agreement, as set forth on Schedule 2.02, (b) 4,000,000 shares have been designated Series B Preferred Stock and will be issued and outstanding following the Closing and (c) 5,000,000 shares remain undesignated and (ii) 20,000,000 shares of Common Stock. No shares of Common Stock are issued or outstanding. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire from the

Company (or, to the best of the Company’s knowledge, from any other person or entity) any equity securities of the Company, and the number of shares of Common Stock or Preferred Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule 2.02. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit A, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions, upon the filing of the Charter, will be valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Schedule 2.02, (i) no person owns of record or is known to the Company to own beneficially any share of Common Stock or Preferred Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire from the Company (or from any other person or entity) any equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule 2.02, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no voting trusts or agreements, stockholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

§2.03. Litigation, Compliance with Law. There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened against or affecting the Company, at law or inequity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the best of the Company’s knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and, to the best of the Company’s knowledge, there is no basis for any of the foregoing. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. To the best of the Company’s knowledge, the Company has complied in all material respects with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

§2.04. Title to Properties. The Company has good and marketable title to all of its properties and assets, and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

§2.05. Taxes. The Company has filed all tax returns, Federal, state, county and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company.

§2.06. Other Agreements. The Company is in full compliance with all of the terms and provisions of its Charter and By-laws.

§2.07. Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Section 3, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement or the Investor Agreements, the issuance, sale and delivery of the Series B Preferred Stock or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than filings pursuant to federal and state securities laws in connection with the sale of the Series B Preferred Stock.

§2.08. Disclosure. The Company’s representations and warranties in this Agreement and in the Schedules and Exhibits to this Agreement, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Purchasers and their counsel in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any of its subsidiaries.

§2.09. Offering of the Series B Preferred Stock. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Series B Preferred Stock or any security of the Company similar to the Series B Preferred Stock has offered the Series B Preferred Stock or any such similar security for sale to, or solicited any offer to buy the Series B Preferred Stock or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Series B Preferred Stock under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Series B Preferred Stock to the registration provisions of the Securities Act.

§2.10. Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

§2.11. Ownership and Nondisclosure Agreement. Each employee, consultant and contractor of the Company identified on Schedule 2.11 has entered into and executed a Ownership and Nondisclosure Agreement in the form attached to this Agreement as Exhibit B or an employment or consulting agreement containing substantially similar terms.

§2.12. Status of Proprietary Assets.

(a) Ownership. The Company has full title and ownership of, or has license to, all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, mask works, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes (all of the foregoing collectively referred to as the “Proprietary Assets”) necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted, without any conflict with or infringement of the rights of others. A complete list of all the Company’s Proprietary Assets is set forth on Schedule 2.12 to this Agreement. To the best of the Company’s knowledge, no third party has any ownership right, title, interest, claim in or lien on any of the Company’s Proprietary Assets and the Company has taken, and in the future the Company will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

(b) Licenses; Other Agreements. The Company has not granted, and, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. The Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Assets or any other property or rights.

(c) No Infringement. To the best of the Company’s knowledge, the Company has not violated or infringed, and is not currently violating or infringing, and the Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity.

(d) No Breach by Employee. The Company is not aware that any employee or consultant of the Company is obligated under any agreement (including licenses,

covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted. The carrying on of the Company’s business by the employees and contractors of the Company and the conduct of the Company business as presently proposed, will not, to the best of the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or the Company is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any employees of the Company (or persons the Company currently intends to hire) made prior to their employment by the Company which have not otherwise become property of the Company. At no time during the conception of or reduction of any of the Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company’s rights in such Proprietary Assets.

§3. REPRESENTATIONS AND WARRANTIES OF CURAGEN

CuraGen represents and warrants to the Purchasers that:

§3.01. Organization, Qualification and Corporate Power. (a) CuraGen is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. CuraGen is duly licensed or qualified in each jurisdiction in which the nature of the business transacted by it requires such licensing or qualification, unless the failure to so qualify does not have a material adverse effect on the business operations or financial condition of CuraGen. CuraGen has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the Investor Agreements, to issue, sell and deliver the Warrants and to issue and deliver the CuraGen Conversion Shares.

(b) CuraGen owns all of the capital stock of GeneScape Corporation (the “Subsidiary”). Except for such Subsidiary, CuraGen does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity. The Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification except where the failure to be so qualified or licensed does not and will not have a material adverse effect on the business operations or financial condition of the Subsidiary. The Subsidiary has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted.

§3.02. Authorization of Agreements, etc.

(a) The execution and delivery by CuraGen of this Agreement and the Investor Agreements, the performance by CuraGen of its obligations hereunder and thereunder, the issuance, sale and delivery of the Warrants and the issuance and delivery of the CuraGen Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of (i) law, any order of any court or other agency of government, (ii) the Certificate of Incorporation or By-laws of CuraGen, or (iii) any provision of any indenture, agreement or other instrument to which CuraGen, any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of CuraGen or any of its subsidiaries, except as provided in the Facilities and Services Agreement dated the date hereof by and between the Company and CuraGen, and except with respect to clause (iii) above, for such violations, conflicts and breaches that, individually and in the aggregate with all other such violations, conflicts and breaches, would not have a material adverse effect on the business, financial condition or results of operations of CuraGen.

(b) The CuraGen Conversion Shares have been duly reserved for issuance upon exercise of the Warrants and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of CuraGen Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances.

(c) Validity. This Agreement has been duly executed and delivered by CuraGen and constitutes the legal, valid and binding obligation of CuraGen, enforceable in accordance with its terms. The Investor Agreements, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of CuraGen, enforceable in accordance with their respective terms.

(d) CuraGen represents and warrants that since March 7, 2000, CuraGen has filed all reports (“Designated SEC Reports”) required to be filed by it with the Securities Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective dates, the Designated SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Designated SEC Reports, and none of the Designated SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except to the extent superseded by a Designated SEC Report filed subsequently and prior to the date hereof. As of their respective dates, the financial statements of CuraGen included in the Designated SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of CuraGen as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

§4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser severally represents and warrants to each of the Company and CuraGen that:

(a) such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities;

(b) such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company and CuraGen in terms of the Company’s and CuraGen’s stage of development so as to be able to evaluate the risks and merits of such Purchaser’s investment in each of the Company and CuraGen and such Purchaser is able financially to bear the risks thereof;

(c) such Purchaser has had an opportunity to discuss each of the Company’s and CuraGen’s business, management and financial affairs with the management of the Company and CuraGen;

(d) the securities being purchased by such Purchaser are being acquired for such Purchaser’s own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and

(e) such Purchaser understands that (i) the securities (the Units, the Series B Preferred Stock, the Warrants and the Conversion Shares and the CuraGen Conversion Shares) have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 506 promulgated under the Securities Act, (ii) the Warrants and the Series B Preferred Stock and, upon conversion or exercise thereof, the Conversion Shares and the CuraGen Conversion Shares, must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) each of the Warrants, the shares of Series B Preferred Stock, the Conversion Shares and the CuraGen Conversion Shares will bear a legend to such effect and (iv) each of the Company and CuraGen will make a notation on its transfer books to such effect.

§5. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

The obligation of each Purchaser to purchase and pay for the Units or Series B Preferred Stock to be purchased by it on a Closing Date is, at such Purchaser’s option, subject to the satisfaction, on or before such Closing Date, of the following conditions:

§5.01. Opinion of Company’s Counsel. The Purchasers shall have received from Mintz Levin Cohn Ferris Glovsky and Popeo, PC, counsel for the Company and CuraGen, an opinion dated the Closing Date, substantially in the form of Exhibit C attached to this Agreement.

§5.02. All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by each of the Company and CuraGen in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

§5.03. Supporting Documents. The Purchasers and their counsel shall have received copies of the following documents:

(a) a certificate of the Secretary of State of the State of Delaware dated as of a recent date as to the existence and good standing of the Company;

(b) a certificate of the Secretary of the Company dated the Closing Date and certifying: (i) that attached thereto is a true and complete copy of the Charter and Bylaws of the Company as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Investor Agreements, the designation, issuance, sale and delivery of the Series B Preferred Stock and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (iii) the representations and warranties as set forth in Section 2 hereof are true and correct in all material respects; and

(c) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

§5.04. Investor Agreements. The Company and each of the other parties thereto (other than the Purchasers) shall have executed and delivered the Investor Agreements in the form attached hereto as Exhibit D through Exhibit H.

All such documents required under this Section 5 shall be satisfactory in form and substance to the Purchasers and their counsel.

§6. COVENANTS OF THE COMPANY

The Company covenants and agrees with each of the Purchasers that so long as such Purchaser owns any of the Series B Preferred Stock or Conversion Shares, and until such time as the completion of an underwritten public offering of the Company’s securities pursuant to which the aggregate price paid by the public for the purchase of securities is at least $30,000,000 shall have occurred:

§6.01. Financial Statements, Reports, etc. The Company shall furnish to each Purchaser:

(a) within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and audited by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company and reasonably acceptable to the Purchasers; and

(b) within forty-five (45) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders’ equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income, stockholders’ equity and cash flows to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for the corresponding period in the prior fiscal year.

§6.02. Corporate Existence. The Company shall maintain and cause each of its subsidiaries to maintain their respective corporate existence, rights and franchises in full force and effect.

§6.03. Properties, Business, Insurance. The Company shall maintain and cause each of its subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient.

§6.04. Inspection, Consultation and Advice. The Company shall permit and cause each of its subsidiaries to permit each Purchaser and such persons as it may designate, at such Purchaser’s expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

§6.05. Keeping of Records and Books of Account. The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

§6.06. Payment of Taxes. The Company shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become alien or charge upon any properties of the Company, provided that the Company shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books sufficient reserves, if any, with respect thereto, or where the failure to so pay would not have a material adverse effect on the business, assets, operations or financial condition, taken as a whole.

§7. OBSERVER RIGHTS

§7.01 Appointment of Observer. The group consisting of CLSP, L.P., CLSP II, L.P., CLSP-SBS I, L.P. and CLSP-SBS II, L.P. (collectively, the “Casdin Group”) and the group consisting of Quantum Industrial Partners LDC and Quantum Partners LDC (collectively, the “Soros Group”) shall have the right to agree upon and designate, in a non-voting observer capacity, one representative of both the Casdin Group and the Soros Group (or, at the option of the Casdin Group and the Soros Group, one representative for each of the Casdin Group and the Soros Group) reasonably acceptable to the Company (“Designee,” or if applicable, “Designees”) to attend and observe all meetings of the Company’s Board of Directors (the “Board”) (whether in person, telephonic or otherwise) and such Designee or Designees shall be entitled to receive notices of and to attend meetings of the Board, concurrently with the members of the Board, and in the same manner. If the Designee or Designees are unable to attend a Board meeting, the Casdin Group and the Soros Group shall have the right to select a replacement Designee or Designee reasonably acceptable to the Company to attend in his or their place. The right to attend the Board meetings and receive the information described herein shall not apply to (i) the presentation of information or discussions at Board meetings involving matters which, if provided to or attended by the Designee or Designees, or its or their affiliates (including the Casdin Group entities or their affiliates and the Soros Group entities and their affiliates), would in the reasonable opinion of counsel to the Company, jeopardize the attorney client privilege that would otherwise be afforded to such information or meeting or (ii) any particular matter in which the Designee or Designees or its or their affiliates (including the Casdin Group entities or their affiliates and the Soros Group entities and their affiliates) have an interest that in the determination of a majority of the Board conflicts with the business of the Company. The Casdin Group and the Soros Group agree, and shall cause any Designee or Designees to agree in writing prior to attending any meeting of the Board (whether in person, telephonic or otherwise), not to reveal to any person or entity (including any entity or employee of such entity in which the Casdin Group entities and their affiliates and/or the Soros Group entities and their affiliates has an equity interest) outside of the Casdin Group and the Soros Group any confidential information learned as a result of the rights granted by this Section 7.01 concerning the organization, business or finances of the Company or any information concerning a third party which the Company is under a duty to keep confidential.

§7.02 Termination of Observer Rights. The observer rights granted to both the Casdin Group and the Soros Group in Section 7.01 shall terminate and be of no further force or effect immediately prior to the earliest to occur of:

(a)	the effective date of the registration statement in the Initial Public Offering; or

(b)	the consummation of the sale of all, or substantially all, of the Company’s assets or capital stock, either through a direct sale, merger, reorganization, consolidation or other form of business combination or acquisition in which the Company is the target of such acquisition and/or voting control of the equity securities of the Company is transferred to a third party unaffiliated with the Company.

Furthermore, the observer rights granted to the Casdin Group in Section 7.01 shall terminate and be of no further force or effect upon the earliest to occur of:

(a)	such time as the Casdin Group holds less than 50% of the Series B Preferred Stock it purchased on the date hereof pursuant to the Purchase agreement; or

(b)	such time as a director, officer or employee of the Casdin Group or their affiliates becomes a member of the Board.

Furthermore, the observer rights granted to the Soros Group in Section 7.01 shall terminate and be of no further force or effect upon the earliest to occur of:

(a)	such time as the Soros Group holds less than 50% of the Series B Preferred Stock it purchased on the date hereof pursuant to the Purchase agreement; or

(b)	such time as a director, officer or employee of the Soros Group or their affiliates becomes a member of the Board.

§8. TAG-ALONG RIGHTS

§8.01. Right to Participate in Sale.

(a) Opportunity to Participate. If CuraGen proposes to enter into an agreement to sell or otherwise dispose of for value (such sale or other disposition for value being referred to as a “Tag-Along Sale”) more than 1,000,000 shares (as adjusted for any stock dividends, stock splits, recapitalizations, consolidations or the like) of Common Stock in a single or series of transactions, then CuraGen shall afford the holders of shares of the Series B Preferred Stock the opportunity to participate proportionately in such Tag-Along Sale (the person(s) being afforded the opportunity to participate proportionately in such Tag-Along Sale being referred to as the “Tag-Along Stockholders”) in accordance with this Section 8. For purposes of this Section 8, the term “Common Stock” shall include shares of Common Stock issuable upon the conversion of securities convertible into Common Stock.

(b) Number of Shares. The number of shares of Common Stock that each Tag-Along Stockholder will be entitled to include in such Tag-Along Sale (the “Tag-Along Allotment”) shall be determined by multiplying (i) the number of shares of Common Stock held by such Tag-Along Stockholder immediately prior to the consummation of the Tag-Along Sale by (ii) a fraction, the numerator of which shall equal the number of shares of Common Stock proposed to be sold or otherwise disposed of by CuraGen pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of shares of Common Stock that are beneficially owned by (A) CuraGen and (B) any other holder of shares of Common Stock that had the right to “tag-along” in the Tag-Along Sale on the day immediately prior to the consummation of the Tag-Along Sale Date.

§8.02. Sale Notice. CuraGen shall provide each Tag-Along Stockholder and the Company with written notice (the “Tag-Along Sale Notice”) not less than 14 days prior to the proposed date of the Tag-Along Sale (the “Tag-Along Sale Date”). Each Tag-Along Sale Notice shall be accompanied by a copy of any agreement relating to the Tag-Along Sale (if available) and shall set forth: (a) the name and address of each proposed purchaser of shares of Common Stock in the Tag-Along Sale; (b) the number of shares of Common Stock proposed to be sold; (c) the proposed amount and form of consideration to be paid for such shares of Common Stock and the terms and conditions of payment offered by each proposed purchaser; (d) the aggregate number of shares of Common Stock held of record by CuraGen as of the close of business on the day immediately preceding the date of the Tag-Along Notice (the “Tag-Along Notice Date”); (e) the Tag-Along Stockholder’s Tag-Along Allotment assuming the Tag-Along Stockholder elected to sell the maximum number of shares of Common Stock possible; and (f) the Tag-Along Sale Date.

§8.03. Tag-Along Notice. Any Tag-Along Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the “Tag-Along Notice”) to the party proposing the Tag-Along Sale no less than 7 days prior to the Tag-Along Sale Date. The Tag-Along Notice shall set forth the number of shares of Common Stock that such Tag-Along Stockholder elects to include in the Tag-Along Sale, which shall not exceed such Tag-Along Stockholder’s Tag-Along Allotment. The Tag-Along Notice given by any Tag-Along Stockholder shall constitute such Tag-Along Stockholder’s binding agreement to sell the shares of Common Stock specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, however, that in the event that there is any material change in the material terms and conditions of such Tag-Along Sale applicable to the Tag-Along Stockholder (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along Sale) after such Tag-Along Stockholder gives it Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Tag-Along Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its shares of Common Stock affected thereby. If the proposed purchases does not consummate the purchase of all of the shares of Common Stock requested to be included in the Tag-Along Sale by any Tag-Along Stockholder on the same terms and conditions applicable to CuraGen, then CuraGen shall not consummate the Tag-Along Sale of any of its shares of Common Stock to such purchaser, unless the shares of CuraGen and the Tag-Along Stockholders are reduced or limited pro rata in proportion to the respective number of shares of Common Stock actually sold in any such Tag-Along Sale and all other terms and conditions of the Tag-Along Sale are the same for CuraGen and the Tag-Along Stockholders, subject to the provisions set forth in §8.01.

If a Tag-Along Notice from any Tag-Along Stockholder is not received by the Party proposing the Tag-Along Sale prior to the 7 day period specified above, then CuraGen shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Stockholder, but only on terms and conditions which are no more favorable in any material respect to CuraGen (and in any event, at no greater a purchase price) than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within 90 days of the Tag-Along Sale Date. If such Tag-Along Sale does not occur within such 90 day period, the shares of Common Stock that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Agreement.

§8.04. Delivery of Certificates. On the Tag-Along Sale Date, each Tag-Along Stockholder shall deliver a certificate or certificates for the shares of Common Stock to be sold in connection with the Tag-Along Sale, duly endorsed for transfer with signatures guaranteed, to the purchaser in the manner and at the address indicated in the Tag-Along Notice against delivery of immediately available funds in the amount of the purchase price for such shares of Common Stock.

§8.05. Limitation on CuraGen Acquiring Capital Stock of the Company. CuraGen will not acquire in the aggregate more than 1,000,000 shares of Common Stock or any securities convertible into (except for shares of Common Stock issuable upon conversion of the Series A Preferred Stock or Series B Preferred Stock), or options, warrants, or rights to purchase, such shares of Common Stock (as adjusted for any stock dividends, stock splits, recapitalizations, consolidations or the like).

§8.06. Termination of Rights. The rights contained in this Section 8 shall terminate shall terminate and be of no further force or effect immediately prior to the earliest to occur of:

(a) the effective date of the registration statement in the Initial Public Offering; or

(b) the consummation of the sale of all, or substantially all, of the Company’s assets or capital stock, either through a direct sale, merger, reorganization, consolidation or other form of business combination or acquisition in which the Company is the target of such acquisition and/or voting control of the equity securities of the Company is transferred to a third party unaffiliated with the Company.

§9. MISCELLANEOUS

§9.01. Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

§9.02. Survival of Agreements. All covenants, agreements, representations and warranties made herein or in an agreement, certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement and the Investor Agreements, the issuance, sale and delivery of the Series B Preferred Stock and Warrants, and the issuance and delivery of the Conversion Shares and the CuraGen Conversion Shares, and all statements contained in any certificate or other instrument delivered by each of the Company and CuraGen hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company and CuraGen, respectively.

§9.03. Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage, finder’s fees or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

§9.04. Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of the Series B Preferred Stock, Warrants, Conversion Shares or CuraGen Conversion Shares.

§9.05. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or telexed or delivered by a recognized overnight carrier, addressed as follows:

(a)	if to the Company, at

322 East Main Street

Branford, Connecticut 06405

(b)	if to CuraGen, at

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(c)	if to any Purchaser, at the address of such Purchaser set forth in Schedule 1;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

§9.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

§9.07. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

§9.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

§9.09. Amendments and Waivers. This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and the holders of at least two-thirds (2/3) of the outstanding Series B Preferred Stock, except for any amendment, modification or waiver which adversely affects the rights of the holders of the Series B Preferred Stock, in which case written consent of 100% of the holders of the outstanding Series B Preferred Stock shall be required.

§9.10. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

§9.11. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

§9.12. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a) “person” shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

(b) “subsidiary” shall mean, as to the Company or CuraGen, any corporation, limited liability company or other entity of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or CuraGen, or by one or more of its subsidiaries, or by the Company or CuraGen and one or more of their subsidiaries.

IN WITNESS WHEREOF, the Company, CuraGen and the Purchasers have executed this Agreement as of the day and year first above written.

454 Corporation

By:	/s/ Jonathan M. Rothberg
	Name:	Jonathan M. Rothberg
	Title:	Chief Executive Officer and President

CuraGen Corporation

By:	/s/ Jonathan M. Rothberg
	Name:	Jonathan M. Rothberg
	Title:	Chief Executive Officer and President

PURCHASERS:

/s/ Michael J. Rothberg
Michael J. Rothberg

/s/ Jonathan M. Rothberg
Jonathan M. Rothberg

/s/ Henry M. Rothberg
Henry M. Rothberg

/s/ Lillian R. Rothberg
Lillian R. Rothberg

/s/ Gianpiero Molinari
Gianpiero Molinari

/s/ Henry B. Rothberg
Henry B. Rothberg

/s/ David A. Rothberg
David A. Rothberg

MFIC LLC

By:	/s/ Chris McLeod
Name:	Chris McLeod
Title:

Mintz Levin Investments LLC

By:	/s/ R. Robert Popeo
Name:	R. Robert Popeo
Title:	Chairman

Quantum Industrial Partners LDC

By:	/s/ Richard D. Holahan
Name:	Richard D. Holahan
Title:	Attorney-in-Fact

Quantum Partners LDC

By:	/s/ Richard D. Holahan
Name:	Richard D. Holahan
Title:	Attorney-in-Fact

CLSP, L.P.
By:	Cooper Hill Partners, LLC its General Partner

By:	/s/ Jeffrey W. Casdin
Name:	Jeffrey W. Casdin
Title:	CEO

CLSP-SBS I, L.P.
By:	Cooper Hill Partners, LLC its General Partner

By:	/s/ Jeffrey W. Casdin
Name:	Jeffrey W. Casdin
Title:	CEO

CLSP-SBS II, L.P.
By:	Cooper Hill Partners, LLC its General Partner

By:	/s/ Jeffrey W. Casdin
Name:	Jeffrey W. Casdin
Title:	CEO

CLSP II, L.P.
By:	Cooper Hill Partners, LLC its General Partner

By:	/s/ Jeffrey W. Casdin
Name:	Jeffrey W. Casdin
Title:	CEO